Exhibit 99.1

Encore Capital Group Announces First Quarter 2015 Financial Results;
Record Collections Drive Strong Performance

•	GAAP EPS increases 32% to $1.08

•	Non-GAAP Economic EPS increases 14% to record $1.23

•	Collections increase 7% to record $425 million

•	Adjusted EBITDA increases 7% to record $266 million

•	Adjusted EBITDA for trailing twelve months increases 18% to $1.0 billion
SAN DIEGO, May 7, 2015 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company providing debt recovery solutions for consumers and property owners across a broad range of assets, today reported consolidated financial results for the first quarter ended March 31, 2015.
“Encore delivered strong financial performance in the first quarter as our international expansion and consumer-focused programs drove record collections. With our foreign subsidiaries now assimilated into Encore, our businesses outside of the United States grew collections 29% over last year and now comprise more than a quarter of our total collections worldwide,” said Kenneth A. Vecchione, President and Chief Executive Officer. “We also generated a record level of cash flow in the first quarter as our Adjusted EBITDA grew to $266 million, and we generated $1.0 billion of Adjusted EBITDA on a trailing twelve months basis, reflecting the strong cash generation capabilities of our global business.”
“We continue to make solid progress on our company-wide consumer-focused programs. These initiatives, designed to improve our liquidation rates while maintaining a positive consumer experience, are increasing yields on our portfolios.”
Financial Highlights for the First Quarter of 2015:

•	Estimated Remaining Collections (ERC) grew 7% to $5.1 billion, compared to $4.8 billion in the same period of the prior year.

•	Gross collections from the portfolio purchasing and recovery business grew 7% to a record $425 million, compared to $397 million in the same period of the prior year.

•
Investment in receivable portfolios in the portfolio purchasing and recovery business was $125 million, to purchase $1.0 billion in face value of debt, compared to $468 million, to purchase $4.3 billion in face value of debt in the same period of the prior year, which included Cabot’s $208 million acquisition of Marlin’s portfolio in February 2014. Encore’s subsidiary Propel Financial Services also purchased $54 million of tax liens during the first quarter of 2015, raising Encore’s total deployment in the quarter to $179 million.

•	Total revenues increased 13% to a record $286 million, compared to $254 million in the same period of the prior year.

•
Total operating expenses increased 8% to $200 million, compared to $185 million in the same period of the prior year. Adjusted operating expenses (defined as operating expenses excluding stock-based compensation expense, expenses related to non-portfolio purchasing and recovery business, one-time charges, and acquisition and integration related expenses) per dollar collected for the portfolio purchasing and recovery business increased to 38.8%, compared to 37.7% in the same period of the prior year.

•
Adjusted EBITDA (defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expenses, portfolio amortization, one-time items, and acquisition and integration related expenses), increased 7% to $266 million, compared to $250 million in the same period of the prior year.

•	Total interest expense increased to $42.3 million, as compared to $38.0 million in the same period of the prior year, reflecting the financing of Encore’s recent acquisitions.

Encore Capital Group, Inc.

•
Net income attributable to Encore was $29.4 million, or $1.08 per fully diluted share, compared to net income attributable to Encore of $23.2 million, or $0.82 per fully diluted share, in the same period of the prior year.

•
Adjusted income attributable to Encore (defined as net income attributable to Encore excluding the noncontrolling interest, non-cash interest and issuance cost amortization, one-time items, and acquisition and integration related expenses, all net of tax) increased 13% to $32.4 million, compared to adjusted income attributable to Encore of $28.8 million in the same period of the prior year.

•
Adjusted income attributable to Encore per share (also referred to as Economic EPS) grew 14% to $1.23, compared to $1.08 in the same period of the prior year. In the first quarter, Economic EPS adjusts for approximately 0.9 million shares associated with convertible notes that will not be issued as a result of certain hedge and warrant transactions, but are reflected in the fully diluted share count for accounting purposes.

•
Available capacity under Encore’s revolving credit facility, subject to borrowing base and applicable debt covenants, was $205.6 million as of March 31, 2015, not including the $250 million additional capacity provided by the facility’s accordion feature. Total debt was $2.7 billion as of March 31, 2015, compared to $2.8 billion as of December 31, 2014.

•	Debt-to-Adjusted EBITDA ratio, on a trailing twelve months basis, declined to 2.65 times at March 31, 2015, compared to 3.04 times at March 31, 2014.

Conference Call and Webcast
The Company will hold a conference call today, May 7, 2015, at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss first quarter financial results.
Members of the public are invited to listen to the event via a listen-only telephone conference call line or the Internet. To access the live telephone conference call, please dial (855) 541-0982 or (704) 288-0606. The Conference ID is 33610109. To access the live webcast via the Internet, log on to the Investors page of the Company’s website at www.encorecapital.com.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s revolving credit facility, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income attributable to Encore per share/economic EPS, adjusted EBITDA, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income

Encore Capital Group, Inc.

per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group, an international specialty finance company, provides debt recovery solutions for consumers and property owners across a broad range of assets. Through its subsidiaries, the Company purchases portfolios of consumer receivables from major banks, credit unions, and utility providers, and partners with individuals as they repay their obligations and work toward financial recovery. Through its Propel Financial Services subsidiary, the Company assists property owners who are delinquent on their property taxes by structuring affordable monthly payment plans and purchases delinquent tax liens directly from selected taxing authorities. Through its subsidiaries in the United Kingdom, Cabot Credit Management, Marlin Financial Services and Grove Capital Management, the Company is a market-leading acquirer and manager of consumer debt in the United Kingdom, Spain and Ireland. Through its Refinancia subsidiary, the Company services distressed consumer debt in Colombia and Peru. Encore’s success and future growth are driven by its sophisticated and widespread use of analytics, its broad investments in data and behavioral science, the significant cost advantages provided by its highly efficient operating model and proven investment strategy, and the Company’s demonstrated commitment to conducting business ethically and in ways that support its consumers’ financial recovery.
Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P SmallCap 600, and the Wilshire 4500. More information about the Company can be found at www.encorecapital.com. More information about the Company’s Cabot Credit Management subsidiary can be found at www.cabotcm.com. Information found on the Company’s website or Cabot’s website is not incorporated by reference.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Encore Capital Group, Inc.

Bruce Thomas (858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	March 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$136,209	$124,163
Investment in receivable portfolios, net	2,038,407	2,143,560
Receivables secured by property tax liens, net	264,691	259,432
Property and equipment, net	64,601	66,969
Deferred court costs, net	64,475	60,412
Other assets	214,103	197,666
Goodwill	865,701	897,933
Total assets	$3,648,187	$3,750,135
Liabilities and equity
Liabilities:
Accounts payable and accrued liabilities	$195,887	$231,967
Debt	2,690,882	2,773,554
Other liabilities	87,458	79,675
Total liabilities	2,974,227	3,085,196
Commitments and contingencies
Redeemable noncontrolling interest	28,435	28,885
Redeemable equity component of convertible senior notes	8,355	9,073
Equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 26,012 shares and 25,794 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	260	258
Additional paid-in capital	128,135	125,310
Accumulated earnings	527,779	498,354
Accumulated other comprehensive loss	(23,058)	(922)
Total Encore Capital Group, Inc. stockholders’ equity	633,116	623,000
Noncontrolling interest	4,054	3,981
Total equity	637,170	626,981
Total liabilities, redeemable equity and equity	$3,648,187	$3,750,135
The following table includes assets that can only be used to settle the liabilities of the Company’s consolidated variable interest entities (“VIEs”) and the creditors of the VIEs have no recourse to the Company. These assets and liabilities are included in the consolidated statements of financial condition above.

	March 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$63,171	$44,996
Investment in receivable portfolios, net	935,063	993,462
Receivables secured by property tax liens, net	102,042	108,535
Property and equipment, net	15,366	15,957
Deferred court costs, net	21,359	17,317
Other assets	79,797	80,264
Goodwill	638,697	671,434
Liabilities
Accounts payable and accrued liabilities	$103,855	$137,201
Debt	1,492,689	1,556,956
Other liabilities	21,465	8,724

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues
Revenue from receivable portfolios, net	$264,110	$237,568
Other revenues	14,410	11,349
Net interest income	7,143	4,824
Total revenues	285,663	253,741
Operating expenses
Salaries and employee benefits	67,748	58,137
Cost of legal collections	54,998	49,825
Other operating expenses	25,234	26,423
Collection agency commissions	10,685	8,276
General and administrative expenses	32,612	36,694
Depreciation and amortization	8,350	6,117
Total operating expenses	199,627	185,472
Income from operations	86,036	68,269
Other (income) expense
Interest expense	(42,303)	(37,962)
Other income	2,117	265
Total other expense	(40,186)	(37,697)
Income before income taxes	45,850	30,572
Provision for income taxes	(15,883)	(11,742)
Net income	29,967	18,830
Net (income) loss attributable to noncontrolling interest	(542)	4,350
Net income attributable to Encore Capital Group, Inc. stockholders	$29,425	$23,180

Earnings per share attributable to Encore Capital Group, Inc.:

Basic	$1.13	$0.90
Diluted	$1.08	$0.82

Weighted average shares outstanding:
Basic	26,072	25,749
Diluted	27,315	28,196

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Three Months Ended March 31,
	2015	2014
Operating activities:
Net income	$29,967	$18,830
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,350	6,117
Non-cash interest expense	8,141	5,254
Stock-based compensation expense	5,905	4,836
Deferred income taxes	(4,276)	4,767
Excess tax benefit from stock-based payment arrangements	(637)	(2,629)
Reversal of allowances on receivable portfolios, net	(2,859)	(3,230)
Changes in operating assets and liabilities
Deferred court costs and other assets	(15,029)	(471)
Prepaid income tax and income taxes payable	6,166	3,123
Accounts payable, accrued liabilities and other liabilities	(16,338)	(24,446)
Net cash provided by operating activities	19,390	12,151
Investing activities:
Cash paid for acquisitions, net of cash acquired	—	(257,726)
Purchases of receivable portfolios, net of put-backs	(143,239)	(257,175)
Collections applied to investment in receivable portfolios, net	164,217	161,927
Originations and purchases of receivables secured by tax liens	(53,516)	(19,123)
Collections applied to receivables secured by tax liens	41,598	22,085
Purchases of property and equipment	(4,271)	(2,978)
Other	(298)	—
Net cash provided by (used in) investing activities	4,491	(352,990)
Financing activities:
Payment of loan costs	(4,279)	(14,222)
Proceeds from credit facilities	134,285	457,266
Repayment of credit facilities	(124,395)	(447,045)
Proceeds from senior secured notes	—	288,645
Repayment of senior secured notes	(3,750)	(3,750)
Proceeds from issuance of convertible senior notes	—	161,000
Repayment of securitized notes	(6,625)	—
Purchases of convertible hedge instruments	—	(33,576)
Taxes paid related to net share settlement of equity awards	(4,554)	(5,244)
Excess tax benefit from stock-based payment arrangements	637	2,629
Other, net	(3,592)	408
Net cash (used in) provided by financing activities	(12,273)	406,111
Net increase in cash and cash equivalents	11,608	65,272
Effect of exchange rate changes on cash	438	4,904
Cash and cash equivalents, beginning of period	124,163	126,213
Cash and cash equivalents, end of period	$136,209	$196,389
Supplemental disclosures of cash flow information:
Cash paid for interest	$18,857	$41,130
Cash paid for income taxes	14,651	6,103
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$1,290	$1,169

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net Income Attributable to Encore, Adjusted EBITDA to GAAP Net Income, and Adjusted Operating Expenses to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended March 31,
	2015			2014
	$	Per Diluted Share— Accounting	Per Diluted Share— Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net income attributable to Encore, as reported	$29,425	$1.08	$1.11	$23,180	$0.82	$0.87
Adjustments:
Convertible notes non-cash interest and issuance cost amortization, net of tax	1,666	0.06	0.07	1,291	0.05	0.05
Acquisition, integration and restructuring related expenses, net of tax	1,352	0.05	0.05	4,358	0.15	0.16
Adjusted income attributable to Encore	$32,443	$1.19	$1.23	$28,829	$1.02	$1.08

	Three Months Ended March 31,
	2015	2014
GAAP net income, as reported	$29,967	$18,830
Adjustments:
Interest expense	42,303	37,962
Provision for income taxes	15,883	11,742
Depreciation and amortization	8,350	6,117
Amount applied to principal on receivable portfolios	160,961	159,106
Stock-based compensation expense	5,905	4,836
Acquisition, integration and restructuring related expenses	2,772	11,081
Adjusted EBITDA	$266,141	$249,674

	Three Months Ended March 31,
	2015	2014
GAAP total operating expenses, as reported	$199,627	$185,472
Adjustments:
Stock-based compensation expense	(5,905)	(4,836)
Operating expenses related to non-portfolio purchasing and recovery business	(26,349)	(19,832)
Acquisition, integration and restructuring related expenses	(2,772)	(11,081)
Adjusted operating expenses	$164,601	$149,723